POWER OF ATTORNEY


         The undersigned officers and trustees of FRANKLIN STRATEGIC SERIES hereby appoint MARK H. PLAFKER, HARMON E. BURNS, DEBORAH R. GATZEK, KAREN L. SKIDMORE AND LARRY L. GREENE (with full power to each of them to act alone) his attorney-in-fact and agent, in all capacities, to execute, and to file any of the documents relating to the Company's Registration Statement on Form N-14 under the Securities Act of 1933, or any amendment to such Registration Statement, covering the sale of shares by the Company under a prospectus becoming effective after this date, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority. Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         The undersigned officers and trustees hereby execute this Power of Attorney as of this 14th day of December, 1995.



 /S/  RUPERT H. JOHNSON, JR.                /S/  CHARLES B. JOHNSON
Principal Executive Officer                      Trustee
and Trustee


 /S/  FRANK H. ABBOTT, III                  /S/  HARRIS J. ASHTON
Trustee                                          Trustee



 /S/  S. JOSEPH FORTUNATO                   /S/  DAVID W. GARBELLANO
Trustee                                          Trustee



 /S/  HARMON E. BURNS                       /S/  FRANK W. T. LAHAYE
Trustee                                          Trustee



 /S/  GORDON S. MACKLIN                     /S/  MARTIN L. FLANAGAN
Trustee                                          Principal Financial Officer



 /S/  DIOMEDES LOO-TAM
Principal Accounting Officer